EX-99.1

CareMax Reports Fourth Quarter and Full Year 2023 Results

•
Met 2023 Guidance for Medicare Advantage Membership and Total Revenue
•
Year-end 2023 Medicare Advantage Membership of 111,500, up 19% year-over-year
•
Full Year 2023 Total Revenue of $751.1 million, up 19% year-over-year
•
Exploring Strategic Options to Maximize Value of Certain Assets and Generate Further Liquidity

Miami, FL - March 18, 2024 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled value-based care delivery system, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“In the fourth quarter, we began taking major steps with the goal of solidifying the long-term viability of our business,” said Carlos de Solo, Chief Executive Officer. “We have made difficult but necessary decisions to de-emphasize certain longer duration investments, such as de novo centers, and to refocus efforts on driving medical margin within our core centers and management services organization while implementing cost saving initiatives across the organization. Our lenders have also granted us limited waivers of certain financial covenants in our credit facility in the short term to help provide us with flexibility as we explore strategic options across our lines of business to maximize the value of certain assets. In short, we are taking the actions we believe are necessary to reposition CareMax for future success.”

Mr. de Solo continued, “What has not changed is our commitment to clinical excellence. Having achieved a 5-Star quality rating across our centers for the third consecutive year, CareMax remains at the forefront of enabling physicians to succeed under value-based care. We thank our team members for their dedication to our mission and for upholding the high standards of care our organization was founded upon.”

Fourth Quarter 2023 Results

•
Total membership of 270,000, up 4% year-over-year.
•
Medicare Advantage membership of 111,500, up 19% year-over-year.
•
Total revenue was $151.8 million, down 8% year-over-year.
•
Net loss was $465.8 million, including $369.2 million of non-cash goodwill impairment, compared to net income of $10.4 million for the fourth quarter of 2022, which included a $76.3 million non-cash gain on remeasurement of contingent earnout liabilities and a $20.1 million non-cash income tax benefit, partially offset by a $70.0 million non-cash goodwill impairment.
•
Adjusted EBITDA was ($71.8) million, compared to $4.5 million for the fourth quarter of 2022.1
•
Platform Contribution was ($55.6) million, compared to $25.6 million for the fourth quarter of 2022.1
•
Medical Expense Ratio was 122.7%, compared to 69.5% for the fourth quarter of 2022, primarily due to the impacts of prior period developments and a provision for adverse deviation.
•
De novo pre-opening costs and post-opening losses for the fourth quarter of 2023 were $5.9 million.2

Full Year 2023 Results

•
Total revenue was $751.1 million, up 19% year-over-year.

•
Medical Expense Ratio was 91.5%, compared to 72.7% for the year ended December 31, 2022.
•
Net loss was $683.3 million, including $547.2 million of non-cash goodwill impairment, compared to net loss of $37.8 million for the year ended December 31, 2022, which included a $76.3 million non-cash gain on remeasurement of contingent earnout liabilities and a $19.5 million non-cash income tax benefit, partially offset by a $70.0 million non-cash goodwill impairment.
•
Adjusted EBITDA was ($63.1) million for the year ended December 31, 2023 and $19.1 million for the year ended December 31, 2022.1
•
Platform Contribution was $18.8 million, compared to $85.1 for the year ended December 31, 2022.1

Forward-Looking Commentary for Full Year 2024

CareMax is in the process of exploring strategic options across its business to maximize the value of certain of its assets and help generate further liquidity. While management believes that these efforts will result in financial benefits to the Company, the exact impacts of the outcomes of these processes on the Company’s financial performance are uncertain. Accordingly, the Company is not providing a 2024 financial outlook at this time.

1 Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to the most directly comparable GAAP financial measures is included in the appendix to this earnings release. Beginning with the three months ended June 30, 2023, the Company has updated its calculation of Adjusted EBITDA on a retrospective basis to no longer add back certain compensation costs for stay-on bonuses and duplicative salaries previously included within the Business Combination integration costs adjustment.

2 De novo pre-opening costs represent (1) incremental payroll costs from employees specifically associated with the operational, contractual, physical, or regulatory infrastructure for de novo centers, prior to their opening; (2) legal costs directly associated with the de novo centers, incurred prior to their opening, which includes services such as execution of leases, health plan contracts and other agreements; (3) other expenses related to diligence, design, permitting, and other “soft costs” at new sites; and (4) rent and facility expenses prior to center opening. De novo post-opening losses include center-level operating losses recognized at a de novo center until the center breaks even, which consist of revenue, external provider costs and cost of care allocated to the de novo center.

Conference Call Details

Management will host a conference call at 8:30 AM ET today to discuss the results. The conference call can be accessed by dialing (888) 330-2508 for U.S. participants, or (240) 789-2735 for international participants, and referencing conference ID 7874605. A live audio webcast will also be available on the “Events & Presentations” section of CareMax’s investor relations website at ir.caremax.com. Following the live call, a replay will be available on the Company's website.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. With over 200,000 Medicare Value-Based Care Members across 10 states, and fully integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, strategy and financial performance. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company’s net losses, level of indebtedness and significant cash used in operating activities have raised substantial doubt regarding its ability to continue as a going concern; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under the agreements governing its indebtedness; the Company’s ability to successfully execute its strategy, which may include divesting certain assets or businesses; the Company’s ability to successfully implement cost-saving measures or achieve expected benefits under its plans to optimize performance of the MSO network and its centers; the impact of restrictions on the Company’s current and future operations contained in certain of its agreements; risks relating to lease termination, lease expense escalators, lease extensions, special charges and the Company’s inability to comply with provisions of its lease agreements; the Company’s ability to integrate acquired businesses and realize expected benefits of any such transactions; the Company’s ability to attract new patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the impact of COVID-19 or any variant thereof or any other pandemic or epidemic on the Company's business and results of operation; insolvency, credit problems or other financial difficulties that could confront the Company’s counterparties in strategic acquisitions, investments and other collaborations could expose the Company to significant financial risk and significantly impact the Company’s ability to expand its overall profitability; the Company’s ability to address the material weakness in its internal control over financial reporting; the Company's ability to recruit and retain qualified team members and independent physicians; risks related to future acquisitions; the Company’s ability to develop and maintain proper and effective internal control over financial reporting and the impact of any prior period developments. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Platform Contribution and margin thereof have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. For this reason, these non-GAAP measures may not be comparable to other companies’ similarly labeled non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.

A reconciliation for Adjusted EBITDA and Platform Contribution to the most directly comparable GAAP financial measures is included below.

CAREMAX, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS

Current Assets
Cash and cash equivalents	$65,528	$41,626
Accounts receivable, net	114,754	151,743
Other current assets	3,066	3,968
Total Current Assets	183,348	197,336

Property and equipment, net	47,918	21,006
Operating lease right-of-use assets	109,215	108,937
Goodwill, net	156,841	700,643
Intangible assets, net	101,243	123,585
Deferred debt issuance costs	—	1,685
Other assets	24,737	17,550
Total Assets	$623,301	$1,170,743

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$6,275	$7,687
Accrued expenses	16,224	16,854
Risk settlement liabilities	42,602	14,171
Related party liabilities	190	1,777
Related party debt, net	—	30,277
Current portion of third-party debt, net	364,380	253
Current portion of operating lease liabilities	8,975	5,512
Other current liabilities	165	790
Total Current Liabilities	438,812	77,322
Derivative warrant liabilities	22	3,974
Long-term debt, net	21,443	230,725
Long-term operating lease liabilities	97,136	96,539
Contingent earnout liability	—	134,561
Other liabilities	4,443	8,075
Total Liabilities	561,856	551,196
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock (1,000,000 shares authorized; one share issued and outstanding as of December 31, 2023 and December 31, 2022)	—	—
Class A common stock ($0.0001 par value; 8,333,333 shares authorized; 3,744,732 and 3,711,086 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively) [1]	11	11
Additional paid-in-capital	782,371	657,126
Accumulated deficit	(720,938)	(37,590)
Total Stockholders' Equity	61,444	619,547

Total Liabilities and Stockholders' Equity	$623,301	$1,170,743

[1] Share amounts have been restated to reflect the 1-for-30 reverse stock split that the Company completed on January 31, 2024.

CAREMAX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue
Medicare risk-based revenue	$108,650	$113,041	$519,834	$486,718
Medicaid risk-based revenue	26,263	36,620	105,893	96,534
Government value-based care revenue	7,425	6,389	67,708	6,389
Other revenue	9,497	8,213	57,667	41,492
Total revenue	151,835	164,263	751,102	631,132

Operating expenses
External provider costs	165,522	104,078	572,329	424,182
Cost of care	42,226	38,723	164,872	126,648
Sales and marketing	3,681	3,806	14,274	11,761
Corporate, general and administrative	16,662	17,096	80,684	75,824
Depreciation and amortization	7,550	7,180	27,787	21,719
Goodwill impairment	369,200	70,000	547,200	70,000
Acquisition related costs	—	9,616	108	13,165
Total operating expenses	604,841	250,498	1,407,254	743,297
Operating loss	(453,006)	(86,235)	(656,152)	(112,165)
Nonoperating income (expense)
Interest expense	(16,526)	(8,743)	(54,434)	(20,455)
Change in fair value of derivative warrant liabilities	961	7,877	3,952	4,401
Gain on remeasurement of contingent earnout liabilities	—	76,295	19,916	76,295
Loss on extinguishment of debt	—	—	—	(6,172)
Other income, net	1,410	1,168	2,507	759
	(14,155)	76,597	(28,059)	54,828
Loss before income tax	(467,162)	(9,640)	(684,211)	(57,337)
Income tax benefit	(1,395)	(20,074)	(863)	(19,542)
Net (loss) income	$(465,766)	$10,434	$(683,348)	$(37,796)

Weighted-average basic shares outstanding [1]	3,740,304	3,362,890	3,727,725	3,026,644
Net (loss) income per share
Basic	$(124.53)	$3.10	$(183.31)	$(12.49)

1 Share amounts have been restated to reflect the 1-for-30 reverse stock split that the Company completed on January 31, 2024.

CAREMAX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(683,348)	$(37,796)
Adjustments to reconcile net loss to cash and cash equivalents:
Depreciation and amortization expense	27,787	21,719
Amortization of debt issuance costs and discounts	8,314	2,382
Stock-based compensation expense	10,599	10,271
Income tax benefit	(863)	(19,542)
Change in fair value of derivative warrant liabilities	(3,952)	(4,401)
Gain on remeasurement of contingent earnout liabilities	(19,916)	(76,295)
Loss on extinguishment of debt	—	6,172
Payment-in-kind interest expense	12,064	5,277
Non-cash finance lease expense	419	—
Provision for credit losses	(1,588)	1,243
Goodwill impairment	547,200	70,000
Amortization of right-of-use assets	11,527	—
Other non-cash, net	1,488	853
Changes in operating assets and liabilities:
Accounts receivable	25,941	(66,561)
Other current assets	902	2,505
Risk settlement liabilities	32,560	6,775
Other assets	(6,501)	(3,127)
Operating lease liabilities	(5,897)	4,386
Accounts payable	413	1,730
Accrued expenses	(2,601)	4,722
Related party liabilities	(1,069)	—
Other liabilities	(393)	1,470
Net cash used in operating activities	(46,913)	(68,216)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(14,611)	(7,450)
Return of cash held in escrow	—	785
Acquisition of businesses, net of cash acquired	—	(55,837)
Net cash used in investing activities	(14,611)	(62,502)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	122,000	229,241
Proceeds from related party borrowings	—	29,876
Principal payments of related party debt	(35,510)	(121,977)
Principal payments of third-party debt	(253)	—
Payments of debt issuance costs	(810)	(7,272)
Collateral for letters of credit	—	(5,439)
Net cash provided by financing activities	85,427	124,428

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,903	(6,290)
Cash and cash equivalents - beginning of period	41,626	47,917
CASH AND CASH EQUIVALENTS - END OF PERIOD	$65,528	$41,626

Non-GAAP Financial Summary
(Unaudited)	Three Months Ended
(in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Medicare risk-based revenue	$91,277	$107,747	$143,664	$122,267	$113,041	$121,593	$155,486	$134,105	$108,650
Medicaid risk-based revenue	20,160	20,165	19,896	19,852	36,620	25,626	30,054	23,950	26,263
Government value-based care revenue	—	—	—	—	6,389	10,010	22,206	28,067	7,425
Other revenue	6,869	9,008	8,719	15,551	8,213	15,754	16,694	15,721	9,497
Total revenue	118,306	136,920	172,279	157,670	164,263	172,983	224,440	201,843	151,835

External provider costs	79,724	92,856	120,348	106,900	104,078	110,673	156,995	139,139	165,522
Cost of care	22,606	26,854	30,293	30,150	34,581	37,627	38,865	41,599	41,915
Platform contribution	15,977	17,210	21,638	20,620	25,604	24,683	28,580	21,106	(55,602)
Platform contribution margin (%)	13.5%	12.6%	12.6%	13.1%	15.6%	14.3%	12.7%	10.5%	(36.6%)

Sales and marketing	2,615	3,301	2,299	2,355	3,806	3,765	3,381	3,501	3,627
Corporate, general and administrative	11,228	10,873	12,165	13,877	17,263	21,329	18,158	15,527	12,531
Adjusted operating expenses	13,843	14,174	14,464	16,232	21,069	25,094	21,539	19,028	16,158

Adjusted EBITDA	$2,134	$3,035	$7,175	$4,388	$4,535	$(411)	$7,042	$2,077	$(71,759)

Reconciliation to Adjusted EBITDA	Three Months Ended
(in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Net loss	$(3,553)	$(16,797)	$(9,381)	$(22,053)	$10,434	$(82,082)	$(32,376)	$(103,123)	$(465,766)
Interest expense	1,905	1,728	3,896	6,088	8,743	10,711	13,197	14,000	16,526
Depreciation and amortization	6,089	5,062	4,903	4,573	7,180	6,576	6,828	6,833	7,550
Remeasurement of warrant and contingent earnout liabilities	(8,734)	3,536	(7,391)	7,331	(84,171)	(37,242)	15,786	(1,450)	(961)
Goodwill impairment	—	—	—	—	70,000	98,000	—	80,000	369,200
Stock-based compensation	375	1,087	2,788	3,611	2,786	2,298	2,464	3,243	2,595
Loss on extinguishment of debt	7	—	6,172	—	—	—	—	—	—
Business Combination integration costs (1)	2,277	4,379	1,887	2,586	163	716	686	483	833
Acquisition and integration related costs (2)	2,325	3,429	4,074	2,118	10,632	622	815	652	1,069
DeSpac costs	742	9	10	11	10	—	—	—	—
Other (3)	543	421	46	(58)	(1,168)	(187)	(535)	1,263	(1,409)
Income tax provision (benefit)	159	181	171	181	(20,074)	177	177	177	(1,395)
Adjusted EBITDA	$2,134	$3,035	$7,175	$4,388	$4,535	$(411)	$7,042	$2,077	$(71,759)

Memo:
De novo pre-opening costs	$806	$973	$506	$2,426	$3,205	$1,975	$1,560	$1,880	$1,323
De novo post-opening losses	489	1,119	993	1,533	2,274	3,885	4,228	3,906	4,558

(1)
Represents initial costs to set up public company processes, incremental vendor expenses identified as temporary or duplicative and expected to be rationalized in the short term, and legal and professional expenses outside of the ordinary course of business, which are being incurred as part of the Company’s efforts as it integrates the two privately held companies that were combined in the Business Combination. Significant components of Business Combination integration costs were as follows:

	Three Months Ended
(in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Consulting and legal fees (a)	$1,639	$3,190	$887	$725	$257	$282	$237	$69	$451
Severance costs	949	25	252	1,080	167	11	13	—	—
Other (b)	(311)	1,164	748	782	(261)	423	436	414	382
	$2,277	$4,379	$1,887	$2,586	$163	$716	$686	$483	$833

(a) Represents consulting and legal costs directly associated with efforts related to integration of the two privately held companies that were combined in the Business Combination.

(b) Represents primarily vendor expenses identified as temporary or duplicative and/or expenses outside the ordinary course of business and not necessary to run the Company's business.

(2)
Includes all costs recognized in acquisition related costs in our condensed consolidated statements of operations and incremental payroll compensation expense for employees directly associated with services to achieve synergies related to closed transactions. Significant components of acquisition and integration related costs were as follows:

	Three Months Ended
(in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Advisor and other professional fees (a)	$1,183	$1,622	$2,359	$1,219	$9,877	$(258)	$(34)	$94	$352
Compensation costs (b)	1,142	1,808	1,715	899	755	880	849	558	717
	$2,325	$3,429	$4,074	$2,118	$10,632	$622	$815	$652	$1,069

(a) Includes payments to our third-party transaction advisory firm associated with transaction contracts, including the Steward transaction that closed in November 2022. Also, costs include legal and accounting fees directly associated with contemplated or closed transactions.
(b) Includes incremental payroll compensation expense for employees directly associated with services to achieve synergies related to closed transactions.

(3)
Components of other were as follows:

	Three Months Ended
(in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Other income	$—	$—	$—	$—	$(1,000)	$—	$—	$—	$(874)
Tax-related costs	95	265	69	(178)	46	—	—	—	—
Legal settlement	229	—	(43)	—	—	—	—	—	—
Interest income	—	—	—	(12)	(201)	(253)	(602)	(433)	(560)
Severance costs	—	—	—	—	—	—	—	1,639	—
Other	219	156	19	133	(13)	66	67	58	25
	$543	$421	$46	$(58)	$(1,168)	$(187)	$(535)	$1,263	$(1,409)

Non-GAAP Operating Metrics	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Centers	45	48	48	51	62	62	62	62	56
Markets	4	6	6	7	7	7	7	7	7
Patients (MCREM)*	50,100	50,600	54,000	57,400	221,500	225,100	226,500	228,700	229,300
Patients in value-based care arrangements (MCREM)	79.3%	79.8%	81.0%	78.2%	97.6%	99.0%	99.4%	98.8%	98.8%
Platform Contribution ($, millions)	$16.0	$17.2	$21.6	$20.6	$25.6	$24.7	$28.6	$21.1	$(55.6)
* MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.

Reconciliation to Platform Contribution

(in millions)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023
Gross profit (a)	$9.6	$11.2	$15.4	$14.8	$17.2	$17.1	$20.4	$12.0	$(63.5)
Depreciation and amortization	6.1	5.1	4.9	4.6	7.2	6.6	6.8	6.8	7.6
Stock-based compensation	0.1	0.4	1.3	1.2	1.2	1.0	1.3	1.2	0.1
Other adjustments (b)	0.2	0.5	0.1	0.1	—	—	—	1.0	0.2
Platform Contribution	$16.0	$17.2	$21.6	$20.6	$25.6	$24.7	$28.6	$21.1	$(55.6)

(a) Gross profit reflects the reclassification of stock-based compensation expense previously included in corporate, general and administrative expenses, which decreased gross profit by $0.1 million during the three months ended December 31, 2021, $0.4 million during the three months ended March 31, 2022, $1.3 million during the three months ended June 30, 2022, $1.2 million during the three months ended September 30, 2022, and $1.2 million during the three months ended December 31, 2022.

(b) Other adjustments include incremental costs related to post-Business Combination integration initiatives and other one-time center-level costs. Other adjustments reflected during the three months ended March 31, 2022, include $0.3 million of costs for a pilot project regarding outsourcing. During the three months ended September 30, 2023 and December 31, 2023, other adjustments include $1.0 million and $0.2 million, respectively, of severance costs related to center staff.

Calculation of the Medical Expense Ratio

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except ratio)	2023	2022	2023	2022
External provider costs	$165,522	$104,078	$572,329	$424,182
Medicare and Medicaid risk-based revenue	134,913	149,661	625,727	583,252
Medical Expense Ratio	122.7%	69.5%	91.5%	72.7%

Investor Relations

Roger Ou

SVP of Finance and Investor Relations

CareMaxInvestorRelations@caremax.com

Media

Conchita Topinka

Conchita@thinkbsg.com